Exhibit 32

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Bridge Technology, Inc., a Nevada corporation (the “Company”), on Form 10-Q for the quarter ended June 30, 2003, as filed with the Securities and Exchange Commission (the “Report”), James Djen, Chief Executive Officer of the Company and John T. Gauthier, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Bridge Technology, Inc.
(Registrant)

Date: December 18, 2003	/s/ James Djen

James Djen
Chief Executive Officer

Date: December 18, 2003	/s/ John T. Gauthier

John T. Gauthier
Chief Financial Officer

[A signed original of this written statement required by Section 906 has been provided to Bridge Technology, Inc. and will be retained by Bridge Technology, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]